UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2011

FIRST BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Missouri	000-22842	43-1654695
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

142 East First Street, Mountain Grove, Missouri	65711
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (417) 926-5151

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

First Bancshares, Inc. (“Company”) and its wholly-owned financial institution subsidiary, First Home Savings Bank (“Bank”), are pleased to announce that the Order to Cease and Desist (“Order”) that the Bank entered into with the Office of Thrift Supervision on August 17, 2009 was terminated effective October 25, 2011.  Subsequently, on November 3, 2011, the Bank entered into an informal agreement (“Agreement”) with the Director of the Division of Finance of the State of Missouri (“Division”) and the Federal Deposit Insurance Corporation (“FDIC”) (collectively referred to as the “Regulatory Authorities”) as a result of the Bank’s July 18, 2011 Report of Examination (“Report”).

Under the terms of the informal Agreement, which is significantly less onerous than the Order, the Bank has agreed to:

•	immediately reduce to zero the total amount of assets classified as "Loss" in the Report and in all future examination reports (this requirement has already been completed);

•
submit to the Regulatory Authorities by December 15, 2011, a written plan to reduce the remaining assets classified in the Report, and to subsequently submit to the Regulatory Authorities a plan to reduce assets classified or listed for Special Mention in any future examination or visitation report;

•
maintain Tier 1 Capital, exclusive of loan loss reserves, at no less than 7.0 percent of total assets (which the Bank exceeded with Tier 1 Capital of 8.0 percent of total assets at October 31, 2011), and to not (i) declare or pay any dividends, (ii) pay any management fees or bonuses, and (iii) increase any executive's salary or other compensation while the Tier 1 Capital to asset ratio is below 7.0 percent or which would reduce such ratio below 7.0 percent;

•	maintain the allowance for loan and lease losses at a reasonable and adequate level, consistent with regulatory guidance;

•	correct the loan documentation exceptions noted in the Report and discontinue certain lending practices without proper documentation;

•	submit to the Regulatory Authorities by December 15, 2011, a written plan for calendar years 2012, 2013 and 2014, which includes a three-year budget projection;

•	review and revise the Bank’s funds management policy by December 15, 2011 to include specific recommendations noted in the Report;

•
take immediate action to correct the violations of law and contraventions to interagency policy statements noted in the Report, including implementing procedures designed to prevent future violations of law and contraventions; and

•
Advise the Regulatory Authorities by December 15, 2011, and every 90 days thereafter, in a written report of the Bank’s actions taken to comply with the Agreement, which report shall include certain specific items regarding the status of the Bank’s classified assets.

The provisions of the informal Agreement remain in effect until lifted by the Regulatory Authorities.

All customer deposits remain fully insured to the fullest extent permitted by the FDIC. The Bank expects to continue to serve its customers in all areas including making loans, establishing lines of credit, accepting deposits and processing banking transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2011	FIRST BANCSHARES, INC.

/s/R. Bradley Weaver
R. Bradley Weaver
Chairman and Chief Executive Officer